Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated December 7, 2021, is entered into by and between Pine Technology Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, in connection with the proposed business combination (the “Transaction”) by and among the Company, The Tomorrow Companies Inc., a Delaware corporation (“Tomorrow”), and Pine Technology Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), which will be made pursuant to an Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”), the undersigned desires to subscribe for and purchase from the Company, and the Company desires to sell to the undersigned, that number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereof for a purchase price of $10.00 per share (the “Per Share Price,” and the aggregate of such Per Share Price for all Shares subscribed for by the undersigned being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein; and

WHEREAS, in connection with the Transaction, certain other institutional “accredited investors” (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) have entered into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such other investors have, together with the undersigned, pursuant to this Subscription Agreement and the Other Subscription Agreements, agreed to purchase an aggregate of at least 7,500,000 shares of Class A Common Stock at the Per Share Price (such other investors, the “Other Subscribers”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the immediately succeeding paragraph, the undersigned hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the undersigned upon payment of the Purchase Price, the number of shares of Class A Common Stock set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for herein (the “Subscription”). The undersigned understands and agrees that the Company reserves the right to accept or reject the undersigned’s Subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form. In the event of rejection of the entire Subscription by the Company or the termination of this Subscription Agreement in accordance with the terms hereof, the undersigned’s payment hereunder (to the extent any payment has been made pursuant to Section 2) will be returned promptly to the undersigned along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.

2. Closing. The closing of the Subscription contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of the Transaction Closing (the “Transaction Closing Date”) and substantially concurrently with the consummation of the Transaction Closing. Not less than five business days prior to the scheduled Transaction Closing Date, the Company shall provide written notice to the undersigned (the “Closing Notice”) (i) of such scheduled Transaction Closing Date, (ii) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived and (iii) containing wire instructions for the payment of the Purchase Price. The undersigned hereby acknowledges and agrees that if the conditions to closing set forth in the Transaction Agreement have been satisfied or waived then the Company’s representations and warranties in paragraphs (e), (f), (j) and (k) of Section 5 shall be deemed to be true and correct in all respects for all purposes of this Agreement as of the date hereof and as of the Transaction Closing Date. The undersigned shall deliver to the Company, at least two business days prior to the Transaction Closing Date specified in the Closing Notice, the Purchase Price, to be held in escrow until the Subscription Closing, by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice. On the Transaction Closing Date, the Purchase Price may be released by the Company from escrow, the Company shall confirm to the undersigned in writing (it being understood that an email confirmation is sufficient) that all conditions to the Transaction Closing have been satisfied or waived and deliver to the undersigned the Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein or in any other agreement between the Company and the undersigned), in the name of the undersigned (or its nominee in accordance with its delivery instructions) or to a custodian designated by the undersigned, as applicable. For purposes of this Subscription Agreement, “business day” shall mean any day other than Saturday, Sunday or such other days on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

If the Transaction Closing does not occur within ten business days of the Transaction Closing Date specified in the Closing Notice, the Company shall promptly (but not later than ten business days thereafter) return the Purchase Price (to the extent paid by the undersigned to the Company pursuant to this Section 2) by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned. Furthermore, if the Transaction Closing does not occur on the same day as the Subscription Closing, the Company shall promptly (but not later than ten business days thereafter) return the Purchase Price (to the extent paid by the undersigned to the Company pursuant to this Section 2) to the undersigned by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, and any book-entries (to the extent delivered by the Company to the undersigned pursuant to this Section 2) shall be deemed cancelled.

Each book-entry for the Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

3. Closing Conditions.

a. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by the Company in writing) of the conditions that, at the Subscription Closing:

i	all representations and warranties of the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing, and consummation of the Subscription Closing shall constitute a reaffirmation by the undersigned of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing; and

ii	the undersigned shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required or to be performed or complied with at or prior to the Subscription Closing.

b. The obligations of the undersigned to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by the undersigned in writing) of the conditions that, at the Subscription Closing:

i	subject to Section 2, all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing, and consummation of the Subscription Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing, but in each case without giving effect to consummation of the Transaction;

ii	the Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required or to be performed or complied with at or prior to the Subscription Closing;

iii	the terms of the Transaction Agreement shall not have been amended or modified in a manner that would reasonably be expected to materially and adversely affect the economic benefits of the undersigned relative to the Other Subscribers without the undersigned’s prior written consent; and

iv	shares of Class A Common Stock to be purchased by the Other Subscribers pursuant to the Other Subscription Agreements shall be purchased at the Per Share Price.

c. The obligations of each of the Company and the undersigned to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Company and the undersigned in writing) of the conditions that, at the Subscription Closing:

i	no Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award after the date hereof which is then in effect and has the effect of making the Subscription illegal or otherwise prohibiting consummation of the Subscription;

ii	no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or any proceedings for any of such purposes, shall be ongoing; and

iii	the Transaction shall have been or will be consummated substantially concurrently with the Subscription Closing.

d. Prior to or at the Subscription Closing, the undersigned shall deliver all such other information as is reasonably requested by the Company in order for the Company to issue the Shares to the undersigned.

4. IRS Form W-9; Further Assurances. At or prior to the Subscription Closing, the undersigned shall provide the Company with a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate. At or prior to the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties hereto mutually and reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. For purposes of this Section 5, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in paragraphs (e), (f), (j) and (k) of this Section 5 and to the extent such representations and warranties are made as of the Transaction Closing Date, the combined company after giving effect to the Transaction. The Company represents and warrants to the undersigned that:

a. The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and preform its obligation under this Subscription Agreement.

b. The Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is the valid, legal and binding obligation of and enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or prevents, materially impairs, materially delays or materially impedes the performance of the Company of its obligation to issue the Shares in accordance with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) the provisions of the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect.

e. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”) and filings or registrations required by applicable state securities laws; (ii) filings required by applicable state securities laws, (iii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar antitrust laws, (iv) filings required by Nasdaq Capital Market (“Nasdaq”), including with respect to obtaining Company stockholder approval, (v) consents, waivers, authorizations or filings that have been obtained or made on or prior to the Subscription Closing, (vi) any consents, authorizations or other filings, in each case, required or advisable to be filed in connection with the Transaction and (vii) where the failure of which to obtain such consents, waivers, authorizations or orders, give such notices, or to make such filings or registrations would not be reasonably likely to have a Material Adverse Effect.

f. The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Material Adverse Effect.

g. The issued and outstanding shares of Class A Common Stock of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “PTOC” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). Except as disclosed in the Company’s filings with the Commission and except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Company’s Class A Common Stock on Nasdaq or to deregister the Class A Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

h. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the Class A Common Stock under the Exchange Act (the “SEC Documents”) is available to the undersigned via the Commission’s EDGAR system. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no such representation or warranty with respect to the Proxy Statement or any other information relating to Tomorrow or any of its Affiliates included in any SEC Document or filed as an exhibit thereto. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Class A Common Stock under the Exchange Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents.

i. The authorized capital stock of the Company consists of (i) 300,000,000 shares of the Company’s common stock, par value $0.0001 per share, with (A) 240,000,000 shares being designated as Class A Common Stock and (B) 60,000,000 shares being designated as Class B Common Stock (“Class B Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of the date of this Subscription Agreement, (i) 34,500,000 shares of Class A Common Stock and 8,625,000 shares of Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of the Company’s common stock are held in the treasury of the Company, (iii) 5,933,333 private placement warrants (the “Private Placement Warrants”) are issued and outstanding and 5,933,333 shares of Class A Common Stock are issuable in respect of such Private Placement Warrants, and (iv) 11,500,000 public warrants (the “Public Warrants”) are issued and outstanding and 11,500,000 shares of Class A Common Stock are issuable in respect of such Public Warrants. There are no shares of Preferred Stock issued and outstanding. Each Private Placement Warrant and Public Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50. Other than Merger Sub, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

j. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no action, lawsuit, claim or other proceeding, in each case by or before any Authority pending, or, to the knowledge of the Company, threatened in writing against the Company. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect there is no unsatisfied judgment, consent decree, injunction, or continuing order of any Authority or arbitrator outstanding against the Company.

k. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

6. Subscriber Representations and Warranties. The undersigned represents and warrants to the Company, as of the date of this Subscription Agreement and as of the Subscription Closing, that:

a. The undersigned is (i) an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A hereto, (ii) is acquiring its entire beneficial ownership in the Shares only for its own account for investment purposes only and not for the account of others or if the undersigned is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and the undersigned has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto following the signature page hereto) or the securities laws of any other jurisdiction. The undersigned is not an entity formed for the specific purpose of acquiring the Shares.

b. The undersigned (i) is an institutional account as defined in FINRA Rule 4512(c) and (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities including the undersigned’s participation in the Transaction. The undersigned has determined based on its own independent review and such professional advice as the undersigned deems appropriate that the purchase of the Shares and participation in the Transaction (i) are fully consistent with the undersigned’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the undersigned, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Shares. The undersigned understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

c. Alone, or together with any professional advisor(s), the undersigned represents and acknowledges that the undersigned has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the undersigned and that the undersigned is able at this time and in the foreseeable future to bear the economic risk of a total loss of the undersigned’s investment in the Company. The undersigned acknowledges specifically that a possibility of total loss exists.

d. The undersigned understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction. The undersigned understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares shall contain a legend to such effect. The undersigned acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Shares or pledge the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. For the avoidance of doubt, the Shares shall not be subject to a contractual lock-up arrangement in addition to the foregoing transfer restrictions.

e. The undersigned understands and agrees that the undersigned is purchasing the Shares directly from the Company. The undersigned acknowledges and agrees that (i) none of Moelis & Company LLC (“Moelis”) or PJT Partners LP (“PJT” and together with Moelis in their respective capacities as placement agents with respect to the issuance and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements, the “Placement Agents”), or any affiliate of the Placement Agents (nor any control person, officer, director, employee, partner, agent or representative of any of the Placement Agents or any affiliate thereof), has provided, or will provide, the undersigned with any information or advice with respect to the Shares nor is such information or advice necessary or desired and (ii) none of the Placement Agents nor any of their respective affiliates (nor any control person, officer, director, employee, partner, agent or representative of any of the Placement Agents or any affiliate thereof) has provided, or will provide, the undersigned with any disclosure or offering document in connection with the offer and sale of the Shares. None of the Placement Agents or any of their respective affiliates (nor any control person, officer, director, employee, partner, agent or representative of any of the Placement Agents or any affiliate thereof) has made or makes any representation as to the Company, Tomorrow, the Transaction or the quality or value of the Shares and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company or Tomorrow which the undersigned agrees need not be provided to them. However, neither any inquiries, nor any due diligence investigation conducted by the undersigned or any of the undersigned’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect the undersigned’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Subscription Agreement. In connection with the issuance of the Shares to the undersigned, the Placement Agents are acting solely as placement agents and are not acting as underwriters or in any other capacity and none of the Placement Agents or any of their respective affiliates (or any control person, officer, director, employee, partner, agent or representative of any of the Placement Agents or any affiliate thereof) has acted (or shall be construed) as a financial advisor or fiduciary for the undersigned, the Company or any other person or entity except that PJT is acting as financial advisor to Tomorrow in connection with the Transaction and Moelis is acting as financial advisor to the Company in connection with the Transaction. The undersigned acknowledges and agrees that the Placement Agents and their respective affiliates have not made an independent investigation with respect to the Company, Tomorrow or the Shares or the accuracy, completeness or adequacy of any information supplied to the undersigned in connection with the Subscription. The undersigned agrees that none of the Placement Agents or any of their respective affiliates (nor any control person, officer, director, employee, partner, agent or representative of any of the Placement Agents or any affiliate thereof) will have (a) any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Transaction, or (b) any liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the undersigned, the Company or any other person or entity), whether in contract, tort or otherwise, to the undersigned or any subscriber, or to any person claiming through the undersigned or any subscriber, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the undersigned’s purchase of the Shares or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind concerning the Company, Tomorrow, the Placement Agents, any of their controlled affiliates or any family member of the foregoing, this Subscription Agreement or the transactions contemplated hereby.

f. The undersigned understands and agrees that the undersigned is purchasing the Shares directly from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Either (i) the undersigned is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) the undersigned’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. The undersigned is not currently (and at all times through Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

i. The undersigned acknowledges and agrees that the undersigned has received and has had an adequate opportunity to review, such financial and other information as the undersigned deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the undersigned’s investment in the Shares. Without limiting the generality of the foregoing, the undersigned acknowledges that it has received, reviewed and understood the documents provided to the undersigned in connection with the Transaction. The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and conducted and completed their own independent due diligence with respect to the Transaction and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Based on such information as the undersigned has deemed appropriate and without reliance upon the Placement Agents, the undersigned has independently made its own analysis and decision to enter into the transactions contemplated by this Subscription Agreement. Except for the representations, warranties and agreements of the Company expressly set forth in the Subscription Agreement, the undersigned is relying exclusively on their own sources of information, investment analysis and due diligence (including professional advice the undersigned deems appropriate) with respect to the transactions contemplated by this Subscription Agreement, the Transaction, the Shares, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. The undersigned has not relied on any statements, representations or warranties or other information provided by the Placement Agents or any of their respective affiliates or control persons or any of their respective officers, directors, employees or representatives, in making its investment or decision to invest in the Company.

j. The undersigned became aware of this offering of the Shares solely by means of direct contact between the undersigned and the Company or a representative of the Company or the Placement Agents on behalf of the Company, and the Shares were offered to the undersigned solely by direct contact between the undersigned and the Company or a representative of the Company. The undersigned did not become aware of this offering of the Shares, nor were the Shares offered to the undersigned, by any other means. The undersigned acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. The undersigned acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The undersigned is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the substantial economic risks of such investment in the Shares and can afford a complete loss of such investment. The undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision. The undersigned understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

l. The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. If an entity, the undersigned is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned and have been duly authorized and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the undersigned pursuant to the terms of (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or any agreement or other undertaking or pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the undersigned is a party or by which the undersigned is bound or to which any of the property or assets of the undersigned is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the undersigned or the legal authority of the undersigned to comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) the provisions of the organizational documents of the undersigned; or (iii) any statute or any judgment, order, rule or regulation of any Authority having jurisdiction over the undersigned or any of its properties that would have a Subscriber Material Adverse Effect. The undersigned’s signatory has legal competence and capacity to execute the same and has been duly authorized by the undersigned to execute the same on behalf of the undersigned, and this Subscription Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o. The undersigned and its directors and officers are not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identification List as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”) sanctions lists, or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the undersigned and used to purchase the Shares were legally derived.

p. The undersigned, their directors, and officers are not aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the undersigned and, to the knowledge of the undersigned, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

q. The operations of the undersigned are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

r. No disclosure or offering document has been prepared by the Placement Agents or any of their respective Affiliates in connection with the offer and sale of the Shares.

s. The undersigned represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the undersigned or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The undersigned hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the undersigned or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section (s), “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the undersigned’s securities for purposes of Rule 506(d) under the Securities Act.

t. The undersigned has or has enforceable commitments to have, and at least two business days prior to the Transaction Closing Date will have, sufficient funds to pay the Purchase Price and consummate the Subscription Closing, in each case, when required pursuant to this Subscription Agreement.

u. The undersigned agrees that, from the date of this Subscription Agreement until the Subscription Closing or the earlier termination of this Subscription Agreement, none of the undersigned, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with the Investor or any of its controlled affiliates will engage in any “short sales” with respect to the Shares; provided that nothing herein shall prohibit such persons from engaging in hedging transactions with respect to other securities of the Company, including Shares acquired in open market purchases, so long as such person does not create any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the Shares, nor shall this Subscription Agreement prohibit any other investment portfolios of the Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in this transaction (including Investor’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions. For the purposes hereof, “short sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, the Company agrees that, within 30 calendar days after the Transaction Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering under the Securities Act the resale of all the Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares and any other shares of Class A Common Stock held by the undersigned in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares of Class A Common Stock proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the shares of Class A Common Stock held by the undersigned or any Other Subscriber or otherwise, such Registration Statement shall register for resale such number of shares of Class A Common Stock which is equal to the maximum number of shares of Class A Common Stock as is permitted by the Commission. In such event, the number of shares of Class A Common Stock to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Until the earliest of (i) the date on which the Shares may be resold without volume or manner of sale limitations pursuant to Rule 144, (ii) the date on which such Shares have actually been sold and (iii) the date which is two years after the Subscription Closing (such date, the “End Date”), except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the End Date. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7.

b. Until the End Date, the Company shall, at its expense:

(i) advise the undersigned within two (2) business days: (A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the undersigned of such events, provide the undersigned with any material, nonpublic information regarding the Company other than to the extent that providing notice to the undersigned of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding the Company;

(ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

(iii) upon the occurrence of any event contemplated in Section 7(c)(i), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the shares of Class A Common Stock issued by the Company have been listed;

(v) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby; and

(vi) use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the undersigned to sell the Shares under Rule 144 for so long as the undersigned holds Shares.

c. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the undersigned not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the effectiveness or use of the Registration Statement on more than two occasions or for more than an aggregate of 60 calendar days in any one instance, or more than 90 total calendar days, in each case in any 12 month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the undersigned is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d. The undersigned may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the undersigned not receive notices from the Company otherwise required by this Section 7; provided, however, that the undersigned may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the undersigned (unless subsequently revoked), (i) the Company shall not deliver any such notices to the undersigned and the undersigned shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the undersigned’s intended use of an effective Registration Statement, the undersigned will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(d)) and the related suspension period remains in effect, the Company will so notify the undersigned, within one (1) business day of the undersigned’s notification to the Company, by delivering to the undersigned a copy of such previous notice of Suspension Event, and thereafter will provide the undersigned with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the undersigned (to the extent a seller under the Registration Statement), the officers, directors, employees and agents of each of them, and each person who controls the undersigned (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein or the undersigned has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by the undersigned, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of the undersigned in violation of Section 7(c) hereof. The Company shall notify the undersigned promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the undersigned.

f. The undersigned shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, claims, damages, liabilities and expenses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the undersigned (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of the undersigned be greater in amount than the dollar amount of the net proceeds received by the undersigned upon the sale of the Shares giving rise to such indemnification obligation. The undersigned shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the undersigned is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the undersigned.

8. Termination. Except for the provisions of Sections 8 through 10, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur prior to the Subscription Closing of (a) such time as the Company notifies the undersigned in writing, (b) the date and time that the Transaction Agreement is validly terminated in accordance with its terms, (c) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, and (d) June 30, 2022 if the Transaction has not been consummated by such date; provided that, subject to the limitations set forth in Section 9, nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such willful breach. The Company shall promptly notify the undersigned of the termination of the Transaction Agreement promptly after the termination of such Transaction Agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the undersigned of the Purchase Price for the Shares pursuant to Section 2 and prior to the Subscription Closing, the Company shall promptly (but not later than three business days thereafter) return the Purchase Price to the undersigned without any deduction for or on account of any tax, withholding, charges, or set-off.

9. Trust Account Waiver. Reference is made to the final prospectus of the Company, dated as of March 10, 2021 and filed with the Commission (the “Prospectus”). The undersigned hereby represents and warrants that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters the “Public Stockholders”), and that, the Company may disburse monies from the Trust Account only as described in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the undersigned nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement, the Transaction Agreement or agreements contemplated hereby or thereby or any proposed or actual business relationship between the Company or its Representatives, on the one hand, and the undersigned or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The undersigned on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the undersigned or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or contracts with the Company or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with the Company or its Affiliates). The undersigned agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its Affiliates to induce the Company to enter in this Subscription Agreement, and the undersigned further intends and understands such waiver to be valid, binding and enforceable against the undersigned and each of its Affiliates under applicable Law. To the extent the undersigned or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, the undersigned hereby acknowledges and agrees that the undersigned and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the undersigned or its Affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the undersigned or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of the Company, whether in the form of money damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from the undersigned and its Affiliates the associated legal fees and costs in connection with any such action, in the event the Company or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Subscription Agreement. Notwithstanding the foregoing, nothing in this Section 9 will affect the undersigned’s rights with respect to any shares it may acquire that were issued in the IPO.

10. Miscellaneous.

a. The Company shall, no later than 9:00 a.m., New York City time, on the fourth business day immediately following the date of the Transaction Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to the undersigned at any time prior to the filing of the Disclosure Document. The undersigned hereby consents to (a) the publication and disclosure of the undersigned’s identity, the undersigned’s entry into this Subscription Agreement and the Purchase Price in the Registration Statement, Proxy Statement, any Form 8-K or related materials to be filed with the Commission by the Company with respect to the Transaction or as required by law or regulation or at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq and (b) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission. Upon the issuance of the Disclosure Document, the undersigned shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, and the undersigned shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Company or any of its affiliates, relating to the Transaction.

b. Neither this Subscription Agreement nor any rights that may accrue to the undersigned hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the Company.

c. The Company may request from the undersigned such additional information as the Company may reasonably deem necessary and is required by applicable law to evaluate the eligibility of the undersigned to acquire the Shares, and the undersigned shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep confidential any such information provided by the undersigned and identified as confidential, except as may be required under applicable law.

d. The undersigned acknowledges that the Company and Tomorrow will rely on the acknowledgments, understandings, agreements, representations and warranties of the undersigned contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 10(d) shall not give Tomorrow any rights other than those expressly set forth herein. Each party agrees that each purchase by the undersigned of Shares from the Company will constitute a reaffirmation of its own acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) as of the Subscription Closing. The Company and the undersigned further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Company and the undersigned contained in Section 5 and Section 6, respectively, of this Subscription Agreement.

e. The Company is entitled to rely upon this Subscription Agreement and each of the Company and the Placement Agents is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority or Nasdaq to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f. All the agreements, representations and warranties made by the undersigned shall survive the Subscription Closing.

g. This Subscription Agreement may not be amended, modified or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought and (ii) without the prior written consent of the Company.

h. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Sections 7(e), 7(f), 10(d) and 10(n) hereof and this Section 10(h) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns and the parties hereto acknowledge that such persons specifically referenced, including Tomorrow and the Placement Agents, are third-party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.  If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The undersigned shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

m. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) five business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

i	if to the undersigned, to such address, facsimile number or email address set forth on the signature page hereto;

with a copy to:

Moelis & Company LLC

399 Park Avenue, 5th Floor
New York, NY 10022

Attention: [_]
Email: [_]

PJT Partners LP

280 Park Avenue

New York, NY 10017

Attention: David Travin, General Counsel

Email: travin@pjtpartners.com

and

Sullivan & Cromwell LLP
1870 Embarcadero Rd

Palo Alto, CA 94303

Attention: Sarah Payne

Email: paynesa@sullcrom.com

ii	if to the Company or Merger Sub (prior to the Transaction Closing), to:

Pine Technology Acquisition Corp.
260 Lena Drive
Aurora, OH 44202
Attention: Adam Karkowsky
E-mail: adam.karkowsky@amtrustgroup.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Adam M. Givertz
Email: agivertz@paulweiss.com

iii	if to the Company (following the Transaction Closing), to:

The Tomorrow Companies Inc.
9 Channel Center Street, 7th Floor
Boston, MA 02127
Attn: Chief Executive Officer
e-mail: ####

with a copy to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: William J. Schnoor
Paul R. Rosie
E-mail: wschnoor@goodwinlaw.com
prosie@goodwinlaw.com

n. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The right to specific enforcement shall include the right of the Company or Tomorrow to cause Subscriber and the right of the Company or the Subscriber to cause Tomorrow to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 10(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

o. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below, and hereby irrevocably subscribes for the number of Shares set forth below at the price per share set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:	___________________________
Name:
Title:

Name in which shares are to be registered (if different):	Date: _______________, 2021
Mailing Address-Street (if different):
Subscriber’s EIN:	City, State, Zip:
Business Address-Street:	Attn:__________________
City, State, Zip:	Telephone No.:
Attn:	Facsimile No.:
Telephone No.:	Email Address:
Facsimile No.:	Price Per Share: $10.00
Email Address:
Number of Shares subscribed for:
Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

IN WITNESS WHEREOF, Pine Technology Acquisition Corp. has accepted this Subscription Agreement as of the date set forth below.

PINE TECHNOLOGY ACQUISITION CORP.

By:
Name:
Title:
Date: ____________, 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	We are a corporation, limited liability company, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

C.	AFFILIATE STATUS (Please check the applicable box)

THE SUBSCRIBER:

☐  is:

☐  is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Subscriber and constitutes a part of the Subscription Agreement.

Schedule A